Exhibit 99.1


                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION


In re                          )   Chapter 11
                               )
THE NEW POWER COMPANY, et al., )   Jointly Administered
                       -- --   )
          Debtors.             )   Case Nos. 02-10835 through 02-10837
                               )
                               )   Judge W. Homer Drake, Jr.
-------------------------------


                    ORDER AUTHORIZING INTERIM DISTRIBUTION
                    --------------------------------------

          Upon the Motion dated October 5, 2006 (the "Motion") filed by NewPower Holdings, Inc. ("Holdings"), The NewPower Company ("NewPower") and TNPC Holdings, Inc. ("TNPC" and, collectively, the "Company"), seeking entry of an order to (i) (a) authorize a final distribution under the Second Amended Chapter 11 Plan(1) and Rule 3021 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"); (b) permit the abandonment of any and all objections or causes of action relating to the equity interests held by Lou L. Pai and Lanna L. Pai (collectively, the "Pais") pursuant to 11 U.S.C. ss. 554 and Bankruptcy Rule 6007; and (c) discharge the Examiner pursuant to 11 U.S.C. ss. 350(a); or, in the alternative, (ii) (a) authorize a final distribution under the Second Amended Chapter 11 Plan and Bankruptcy Rule 3021; and (b) amend the Second Amended Chapter 11 Plan to establish a litigation trust pursuant to 11 U.S.C. ss. 1127(b) that will enable the Examiner to pursue any and all objections or causes or action relating to the equity interests held by the Pais after the closing of these chapter 11 cases; and due and proper notice of the Motion having been afforded to (i) the Office of the United States Trustee, (ii) the Examiner; (iii) counsel for the Enron Parties; and (iv) all parties



------------------------

(1) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Second Amended Chapter 11 Plan.

requesting notice pursuant to Bankruptcy Rule 2002; and no other or further notice being required; and a hearing on the Motion having been held before this Court on October 30, 2006 (the "Hearing"); and the relief granted pursuant to this Order being in the best interests of the Company and other parties in interest, as set forth below; and upon the full record of the Hearing and all prior proceedings in these cases, and after due deliberation and sufficient cause appearing therefor, it is therefore:

          ORDERED, that the Motion is granted in part (but only to the extent set forth in this Order) and adjourned in part in accordance with the terms and conditions of this Order; and it is further

          ORDERED, that the Company is authorized to make an interim distribution under Section 5.6 of the Second Amended Chapter 11 Plan, section 1142 of the Bankruptcy Code and Bankruptcy Rule 9007; and it is further

          ORDERED, that the Company is authorized and directed to make (i) an interim distribution to holders of Allowed Class 9 Interests (including the Enron Parties) in a single payment equaling 7 cents per share, and (ii) an interim (pro rata) distribution of $5.725 million to holders of Allowed Class 9 Interests other than and excluding the Enron Parties (collectively, the "Interim Distribution"), in accordance with the following procedures:

   o Establishment of an Interim Record Date. The date that is seven (7) business days after the earlier of the date that is: (i) the date that this Order becomes a Final Order, or (ii) eleven (11) days after entry of this Order, if a timely appeal of such order has been filed and a stay pending appeal is not granted, shall be the record date (the "Interim Record Date") for purposes of determining the holders of shares (or share equivalents) in Holdings Common Stock eligible for distribution on account of Class 9 Interests. The Interim Record Date shall be considered separate and distinct from the record date that will serve as the basis for final distributions under the Second Amended Chapter 11 Plan.

   o Exercise of Options and Warrants. In order for any holder thereof to be eligible for an Interim Distribution, Exercisable Options and Holdings Warrants must be validly and properly exercised and converted to Class 9 Interests no later than five (5) business days prior to the Interim Record Date, including, but not limited to, providing written notice of the intent to exercise and tendering to the Company the appropriate payment. The exercising holder will receive share certificates contemporaneous with the applicable Interim Distribution amount.

        The notice of intent to exercise the Exercisable Options or Holdings Warrants, as applicable, must specify whether the holder thereof desires to tender payment in cash, or by netting the exercise price against the Interim Distribution.

        Absent timely and valid exercise by the respective holders, no Interim Distribution will be made on the Exercisable Options and Holdings Warrants, but a reserve for such unexercised Options and Warrants shall be established to make any subsequent distribution pursuant to the procedures set forth in this Order and as may otherwise be ordered by the Court, or to make a final distribution on the Termination Date, as more fully set forth in the Second Amended Chapter 11 Plan.

   o List of Interest Holders. Pursuant to Bankruptcy Rule 1007(i), the Company shall work with Mellon to compile within two (2) business days after the Interim Record Date a list containing names, addresses and holdings of the respective holders of record of Holdings Common Stock as of the Interim Record Date. The Company shall also compile a list containing names, addresses and holdings of any certificated holders of Interests in Class 9, inclusive of all persons who timely and validly exercise any Exercisable Options or Holdings Warrants in accordance with the terms and conditions set forth herein. If an Interim Distribution is due to a record holder, the right to receive such Interim Distribution does not follow the Interest, Warrant or Option that might be transferred thereafter, but the record holder retains the right to such Interim Distribution.

   o Interim Distributions. Mellon shall mail checks on account of the Interim Distribution allocable to each holder of Class 9 Interests expeditiously, but in no event later than the earlier of (i) ten (10) business days after the Interim Record Date, and (ii) December 14, 2006 (the "Interim Distribution Date"). Any broker, bank, proxy, intermediary, agent or other nominee (collectively, the "Representatives") that is a record holder of Class 9 Interests as of the Interim Record Date, or is the agent for, or acting by the authority of, such record holder, shall be directed to cause to be distributed the respective Interim Distribution amounts to the beneficial holders for whom the Representative serves as record holder within five (5) business days after receipt of same from the Company.

   o Fees and Expenses. The Company shall, upon request, reimburse Mellon and the Representatives (or their agents) in accordance with customary procedures for their reasonable and customary out-of-pocket expenses. The Court shall retain jurisdiction to resolve any disputes regarding the payment of such fees or expenses.

   o Establishment of Reserves. The Company shall concurrently with the Interim Distribution Date continue to maintain an interest bearing account (the "Reserve Account") to hold in reserve the amount of any Interim Distribution that would otherwise be payable to any disputed Class 9, 10 or 11 Interest, and to any unexercised Warrant or Option. In addition, the Reserve Account shall maintain funds sufficient to cover, in the Company's sole discretion, the Company's anticipated future costs and expenses,(2) including (but not limited to) ongoing operating expenses, legal fees, the fees and

------------------------

2 The Company has determined to place into the Reserve Account an amount equal to $7,095,365 to cover the Company's anticipated future costs and expenses.

        expenses of the Examiner and his counsel, APX's $1.9 million disputed claim reserve, taxes, insurance, and state law dissolution costs and expenses (the "Reserve Account Proceeds"). The Reserve Account Proceeds and any amounts held in any other Company account shall be the remaining sources of any final distribution to Allowed Class 9 Interests (if and when approved by the Court).

        Any Interim Distribution that would constitute Unclaimed Property shall be retained by Mellon and shall earn such interest, if any, in accordance with Mellon's normal operating procedures. If, upon the final determination of the allowance or disallowance of a disputed Claim or Interest, a portion of the funds in the Reserve Account is no longer needed to reserve for the Interim Distribution to the claimant holding such Claim or Interest, then the Company, upon Court approval after a duly noticed motion and hearing may adjust the amount in the Reserve Account with respect to such claimant and return to the general assets of the estate any funds no longer needed for the Reserve Account. Any party for whom a reserve has been established may, by duly noticed motion and hearing, seek to have the amount of its reserve adjusted upward.

        Except for purposes of payment of funds from the Reserve Account in accordance with this Order to or for the benefit of the parties for whom the reserve was established, neither the Company nor any other person or party shall be permitted to use, distribute, attach, look to, or otherwise exert efforts to control or collect any of the funds deposited in the Reserve Account.

        Any distribution from the Reserve Account shall only be made upon subsequent order of this Court allowing the Class 9 Interest and directing payment from the Reserve Account. All interest accruing in the Reserve Account shall be payable to the holders of Allowed Class 9 Interests, pro rata, to the extent that such Interest is ultimately Allowed, concurrently with their distributions and no other interest accrued by the Estate shall be payable to the applicable claimant.

        Upon the making of final distributions in these cases, the Company shall account for those Claims and Interests whose Interim Distribution has been held in reserve by ensuring that each such party's Interim Distribution is distributed on or before the Termination Date to the holder of record determined on the Interim Record Date. The Reserve Account shall be maintained by the Company until such time as the Termination Date occurs and final distributions are made.

        No Interim Distribution validly made by the Company pursuant to the terms hereof or any Interim Distribution and allocable interest maintained in the Reserve Account shall be required to be disgorged, returned or distributed to any other party; and it is further

          ORDERED, that the Interim Distribution and maintaining the Reserve Account in the amounts set forth above is within the Company's business judgment and is in the best interests of the Debtors, their estates, creditors and equity security holders; and it is further

          ORDERED, that the Company is authorized and empowered to take any and all actions necessary, desirable or appropriate to implement the Interim Distribution; and it is further

          ORDERED, that the Hearing shall be continued to November 28, 2006 at 10:00 a.m. in the Second Floor Courtroom, United States Bankruptcy Court for the Northern District of Georgia, Newnan Division, 18 Greenville Street, Newnan, Georgia, when the Court will consider, among other things, the remainder of the relief requested in the Motion; and it is further

          ORDERED, that this Court shall retain jurisdiction over the relevant parties with respect to any matters related to or arising from the implementation of this Order.

          SO ORDERED.

At Newnan, Georgia this 9th day of November, 2006.


                                        /s/ W. Homer Drake, Jr.
                                        ----------------------------
                                        W. HOMER DRAKE, JR.
                                        UNITED STATES BANKRUPTCY JUDGE


Prepared and Presented by:

KING & SPALDING LLP

/s/ Paul K. Ferdinands
----------------------
Paul K. Ferdinands
pferdinands@kslaw.com
Georgia Bar No. 258623
1180 Peachtree Street
Atlanta, Georgia 30309
Telephone (404) 572-4600
Telecopier (404) 572-5100

        - and -

SIDLEY AUSTIN LLP
Geoffrey T. Raicht
graicht@sidley.com
787 Seventh Avenue
New York, New York 10022
Telephone (212) 906-2000
Telecopier (212) 906-2021

Co-Counsel for the Debtors and
Debtors in Possession